Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-06378, No. 333-103888, No. 333-108149, No. 333-129640, No. 333-129733, No. 333-152662, No. 333-157729, No. 333-185886, No. 333-185887, No. 333-185889, No. 333-185890, No. 333-208658, No. 333-208660, No. 333-208661 and 333-232174 on Form S-8 of our report dated 30 April 2020 (12 February 2021 as to the effects of the restatement discussed in the Accounting Policies to the consolidated financial statements) relating to the consolidated statements of WPP plc and our report dated 30 April 2020 (12 February 2021 as to the effects of the material weaknesses as a result of the restatement of the previously issued consolidated financial statements described in Management’s Report on Internal Control over Financial Reporting (as revised)) on the effectiveness of WPP plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F/A for the year ended 31 December 2019.

/s/ Deloitte LLP

London, United Kingdom

12 February 2021